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                                                                   Exhibit 10.14

              INDEMNIFICATION AGREEMENT FOR OFFICERS AND DIRECTORS

Preamble
--------

     This Indemnification Agreement (this "Agreement") is made as of this ____ day of ___, ____, by and between California Micro Devices Corporation, a California corporation (the "Company"), and
___________________________________________ ("Indemnitee").

Recitals
--------

     A. The Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance, and the general reductions in the coverage of such insurance.

     B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited and is not currently available to the Company.

     C. Indemnitee does not regard the current protection avail able as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection.

     D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

Agreement
---------

     Based upon the facts and premises contained in the above Recitals and in consideration of the mutual promises below, the Company and Indemnitee hereby agree as follows:

     1. Bylaw Indemnification and Expense Advancement. The Company agrees to advance expenses to Indemnitee and indemnify Indemnitee to the fullest extent provided in the present bylaws of the Company, a copy of the relevant section of which is attached hereto as Exhibit A, and, to the extent specified in Section 2 below, any subsequent amendments to the Company's Bylaws. For purposes of this Agreement, subsequent references to indemnification shall include the advancement of expenses. This Agreement is expressly meant to cover "proceedings" in which Indemnitee is a party or is threatened to be made a party by means of the fact that Indemnitee is or was an "agent" of the Company not only by virtue of services as an "agent" after the date of this Agreement but also by virtue of services as an agent prior to the date of this Agreement (with "agent" and "proceeding" as defined in subsection (k) of the said bylaw).

     2. Changes. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a California corporation to indemnify a

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member of its board of directors or an officer, such changes shall be automatically, without further action of the parties, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not other wise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' right and obligations hereunder. In the event of an amendment to the Company's bylaws which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such change shall be automatically, without further action of the parties, within Indemnitee's rights and Company's obligations under this Agreement. In the event of any amendment to the Company's bylaws which narrows such right of a California corporation to indemnify a member of its board of directors or an officer, such change shall only apply to the indemnification of the Indemnitee for acts committed, or lack of action, by Indemnitee after such amendment. The Company agrees to give Indemnitee prompt notice of amendments to the Company's bylaws which concern indemnification.

     3. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of share holders or disinterested Directors, the California Corporations Code, or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity while holding such office (an "Indemnified Capacity"). The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an Indemnified Capacity even though he may have ceased to serve in an Indemnified Capacity at the time of any action, suit or other covered proceeding.

     4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgment, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     5. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit questions of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee. Furthermore, the Indemnitee and Company acknowledge that the extent of indemnification permissible under Section 204(a)(11) of the California Corporations Code has not been judicially determined; therefore, the enforce ability of Indemnitee's rights under Subsection 5.8(l) of Article 5 of the Company's Bylaws is uncertain.

     6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of the Agreement. If the application of any provision or provisions of the Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision(s) shall be reformed without further action by the parties to make such provision(s) valid and enforceable when applied to such facts and circumstances with a view toward requiring Company to indemnify Indemnitee to the fullest extent permissible by law.

     7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims (except counter-claims or cross claims) initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required by the California Corporations Code, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

          (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

          (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

          (d) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     9. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, and legal representatives and permitted assigns. Indemnitee may not assign this Agreement without the prior written consent of the Company.

     10. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

     11. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown under Authorized Signatures at the end of this Agreement, or as subsequently modified by written notice.

     12. Paragraph Headings. The paragraph and subparagraph headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

     13. Waiver. A waiver by either party of any term or condition of the Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

     14. Entire Agreement; Amendment. This instrument contains the entire integrated Agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, whether written or oral except for the Company's Articles of Incorporation and Bylaws. It may be amended only by a written instrument signed by a duly authorized officer of Company or by Indemnitee.

     15. Choice of Law and Forum. Except for that body of law governing choice of law, this Agreement shall be governed by, and construed in accordance with, internal laws of the State of California which govern transactions between California residents. The parties agree that any suit or proceeding in connection with, arising out of or relating to this Agreement shall be instituted only in a court (whether federal or state) located in Santa Clara County in the State of California, and the parties, for the purpose of any such suit or proceeding, irrevocably agree and submit to the personal and subject matter jurisdiction and venue of any such court in any such suit or proceeding and agree that service of process may be effected in the same manner notice is given pursuant to Section 11 above.

     16. Consideration. Part of the consideration the Company is receiving from Indemnitee to enter into this Agreement is Indemnitee's agreement to serve or to continue to serve, as applicable, for the present as a director and/or officer of the Company. Nothing in this Agreement shall preclude the Indemnitee from resigning as an officer and/or director of the

Company nor the Company, by action of its shareholders, board of directors, or officers, as the case may be, from terminating the Indemnitee's services as an officer, director, and/or employee, as the case may be, with or without cause.

Authorized Signatures
---------------------

     In order to bind the parties to this Indemnification Agreement, their duly authorized representations have signed their names below on the dates indicated.

                                      California Micro Devices Corporation

                                      By:
                                         ---------------------------------------
                                                  Robert V. Dickinson
                                         President and Chief Executive Officer

                                      430 N .McCarthy Blvd., Milpitas, CA  95035
                                      ------------------------------------------
                                                      (address)

                                      Date Executed:
                                                    ----------------------------

AGREED TO AND ACCEPTED:

INDEMNITEE:


------------------------------------
Signature


------------------------------------
Printed Name



------------------------------------

------------------------------------
(address)

Date Executed:
              ----------------------

                                    Exhibit A

                                   Article IX
                                   ----------

                     Indemnity of Officers, Directors, etc.
                     --------------------------------------

     (a) Action, Etc. Other than by Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (b) Action, Etc., By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; except that no indemnification shall be made under this Article IX(b) for any of the following:

          (i) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

          (ii) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (iii) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     (c) Determination of Right of Indemnification. Any indemnification under
Article IX(a) and Article IX(b) shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because that Agent has met the applicable standard of conduct set forth above in Article IX(a) and Article IX(b) by any of the following:

          (i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (ii) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

          (iii) Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Article III, Section 7, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (iv) The court in which such proceeding is or was pending upon application made by the corporation or its Agent or attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney or other person is opposed by the corporation.

     (d) Advances of Expenses. Expenses (including attorneys' fees), costs, and charges incurred by an Agent in defending any proceeding or action referred to in Article IX(a) or Article IX(b) shall be advanced by the corporation prior to the final disposition of such proceeding or action upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article IX.

     (e) Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article IX, to the extent that an Agent has been successful on the merits in defense of any proceeding or action referred to in
Article IX(a) or Article IX(b), or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses actually and reasonably incurred by the Agent in connection therewith.

     (f) Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification provided for in Article IX(a), (b), or (e) shall be made no later than ninety (90) days after the corporation is given notice of request by Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved (hereafter referred to as "Final Disposition"). Upon such notice, if a quorum of directors who were not parties to the action, suit, or proceeding giving rise to indemnification is obtainable, the corporation shall within two (2) weeks call a Board of Directors meeting to be held within four (4) weeks of such notice, to make a determination as to whether the Agent has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties in the relevant action, suit, or proceeding is not obtainable, the corporation shall retain (at the corporation's expense) independent legal counsel chosen either jointly by the corporation and Agent or else by corporation counsel within two (2) weeks to make such determination. If (1) at such directors meeting such a quorum is not obtained or, if obtained, refuses to make such determination or (2) if such legal counsel is not so retained or, if retained, does not make such determination within four (4) weeks, then the Board of Directors shall cause a shareholders meeting to be held within four (4) weeks to make such a determination.

     (g) If notice of a request for payment of a claim under these bylaws, under any statute, under any provision of any agreement with the corporation, or under the corporation's articles of incorporation providing for indemnification or advance of expenses has been given to the corporation by Agent, and such claim is not paid in full by the corporation within ninety (90) days of the later to occur of the giving of such notice or Final Disposition in case of indemnification, and twenty (20) days of the giving of such notice in case of advance of expenses, Agent may, but need not, at any time thereafter bring an action against the corporation to receive the unpaid amount of the claim or the expense advance and, if successful, Agent shall also be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its Final Disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Agent for the amount claimed, and Agent shall be entitled to receive interim payment of expenses pursuant to Article IX(d) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Agent is proper in the circumstances because Agent has met the applicable standard of conduct required by applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that Agent has not met such applicable standard of conduct, shall create a presumption that the Agent has or has not met the applicable standard of conduct.

     (h) Other Rights and Remedies. The indemnification provided by this Article IX shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provision of these bylaws, the corporation's articles of incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (i) Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

     (j) Optional Means of Assuring Payment. Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this
Article IX, the corporation may but is not required to create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (k) Savings Clause. If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

     (l) Definition of Agent. For the purposes of this Article IX, "Agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification.

     (m) Indemnification under Section 204(a)(11) of the California Corporations Code. Subject to the provisions of California Corporations Code Section 204(a)(11) and any other applicable law, notwithstanding any other provisions of these bylaws, the following shall apply to the indemnification of Agents under these bylaws:

          (i)   The corporation shall indemnify a person pursuant to this
     Article IX(l) if the corporation would be required to indemnify such person pursuant to Article IX(a) or Article IX(b) if in Article IX(a) and Article IX(b) the phrase "in a manner such person reasonably believed to be in the best interests of the corporation" is replaced with the phrase "in a manner such person did not believe to be contrary to the best interests of the corporation". If pursuant to Article IX(c) and Article IX(f) the person making the Article IX(a) and/or Article IX(b) conduct standard determination determines that such standard has not been satisfied, such person shall also determine whether this Article IX(l) conduct standard has been satisfied;

          (ii) There shall be a presumption that the Agent met the applicable standard of conduct required to be met in either Article IX(a) or Article IX(b) for indemnification of the Agent, rebuttable by clear and convincing evidence to the contrary;

          (iii) The corporation shall have the burden of proving that the Agent did not meet the applicable standard of conduct in either Article IX(a) or
     Article IX(b);

          (iv) In addition to the methods provided for in Article IX(c), a determination that indemnification is proper in the circumstances because that Agent met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending;

          (v) Unless otherwise agreed to in writing between an Agent and the corporation in any specific case, indemnification may be made under Article IX(b) for amounts paid and expenses incurred in settling or otherwise disposing of a pending action without court approval.